Exhibit 10.15

Form:	07L	LEASE	Leave this space clear. Affix additional
Release:	4.4		pages to the top left-hand corner.
		New South Wales Real Property Act 1900

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

	STAMP DUTY	Office of State Revenue use only

(A)	TORRENS TITLE	Property leased
2/771947 as regards part being Levels 8, 9 and 10, 343 George Street, Sydney

(B)	LODGED BY	Document	Name, Address or DX, Telephone, and Customer Account Number if any		CODE
		Collection	LLPN: 123292U
		Box	Hunt & Hunt
DX 214 Sydney

			Reference:	ESB: 9581255: 134407327	L

(C)	LESSOR	COUNCIL OF THE CITY OF SYDNEY ABN 22 636 550 790

The lessor leases to the lessee the property referred to above.

(D)		Encumbrances (if applicable):

(E)	LESSEE	ATLASSIAN PTY LTD ABN 53 102 443 916

(F)		TENANCY:

(G)           1. TERM 5 years

2.         COMMENCING DATE 1 March 2015

3.         TERMINATING DATE 28 February 2020

4.         With an OPTION TO RENEW for a period of 3 years and 2 months set out in clause 21 of Annexure “A” hereto

5.         With an OPTION TO PURCHASE set out in clause N.A. of N.A.

6.         Together with and reserving the RIGHTS set out inclause N.A. of N.A.

7.         Incorporates the provisions or additional material set out in ANNEXURE(S) “A” hereto.

8.         Incorporates the provisions set out in N. A.

No. N.A.

9.         The RENT is set out in item No. 5 of the Reference Schedule of Annexure “A” hereto.

ALL HANDWRITING MUST BE IN BLOCK CAPITALS.	1309

DATE 25 March 2015

(H)	I certify that I am an eligible witness and that the lessor’s attorney signed this dealing in my presence.		Certified correct for the purposes of the Real Property Act 1900 by the lessor’s attorney who signed this dealing pursuant to the power of attorney specified.

[See note* below].

	Signature of witness:	/s/ Heather Turner	Signature of attorney:	/s/ Marcia Claire Doheny

			Attorney’s name:	MARCIA CLAIRE DOHENY
	Name of witness:	HEATHER TURNER	Signing on behalf of:	COUNCIL OF THE CITY OF SYDNEY
	Address of witness:	456 KENT STREET	Power of attorney-Book:	4572
		SYDNEY NSW 2000	-No.:	994

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

	Company:	ATLASSIAN PTY LTD ACN 102 443 916
	Authority:	section 127 of the Corporations Act 2001

	Signature of authorised person:	/s/ Scott Farquhar	Signature of authorised person:	/s/ Mike Cannon-Brookes

	Name of authorised person:	Scott Farquhar	Name of authorised person:	Mike Cannon-Brookes
	Office held:	Director	Office held:	Director

(I)                STATUTORY DECLARATION *

I

solemnly and sincerely declare that—

1.	The time for the exercise of option to	in expired lease No.	has ended; and

2.	The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900.

Made and subscribed at	in the State of New South Wales	on

in the presence of	of	,

☐ Justice of the Peace (J.P. Number:)	☐ Practising Solicitor	,

☐ Other qualified witness [specify]

# who certifies the following matters concerning the making of this statutory declaration by the person who made it:

1. I saw the face of the person OR I did not see the face of the person because the person was wearing a face covering, but I am satisfied that the person had a special justification for not removing the covering; and

2. I have known the person for at least 12 months OR I have confirmed the person’s identity using an identification document and the document I relied on was a                   [Omit ID No.]

Signature of witness:	Signature of applicant:

*            As the services of a qualified witness cannot be provided at lodgment, the declaration should be signed and witnessed prior to lodgment. # If made outside NSW, cross out the witness certification. If made in NSW, cross out the text which does not apply.

** s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.

THIS IS ANNEXURE A REFERRED TO IN THE LEASE BETWEEN COUNCIL OF THE CITY OF SYDNEY (AS LANDLORD) AND ATLASSIAN PTY LTD (AS TENANT)

DATED: 25 March 2015

SIGNED SEALED AND DELIVERED on behalf of Council of the City of Sydney by its duly appointed attorney under power of attorney registered in the office of the Registrar
General (NSW) No. 994	Book 4572

, in the presence of:		Signature of attorney:	/s/ Marcia Claire Doheny

Signature:	/s/ Heather Turner	Full name of attorney:	MARCIA CLAIRE DOHENY

Name:	HEATHER TURNER

456 KENT STREET
Address:	SYDNEY NSW 2000
PLEASE PRINT

Witness

Tenant’s signature

EXECUTED by Atlassian Pty Ltd
ACN 102 443 916 in accordance with section
127 of the Corporations Act 2001:

Signature:	/s/ Scott Farquhar	Signature:	/s/ Mike Cannon-Brookes

Name:	Scott Farquhar	Name:	Mike Cannon-Brookes
	PLEASE PRINT		PLEASE PRINT
Director		Director/Secretary*
* Delete as appropriate

Contents

1.	Definitions and interpretation		7

	1.1	Purpose	7
	1.2	Reference Schedule	7
	1.3	Definitions	8
	1.4	Interpretation	11
	1.5	Liability	12
	1.6	Severability	12
	17	Legislation	12

2.	Term and holding over		13

	2.1	Term	13
	2.2	Holding Over	13

3.	Landlord’s obligations		13

	3.1	Quiet Enjoyment	13
	3.2	Maintenance and management	13
	3.3	Use of Common Areas	13
	3.4	Services	13
	3.5	Rates and Taxes	14

4.	Landlord’s reservations		14

	4.1	Services	14
	4.2	Landlord’s Rights	14
	4.3	Landlord may inspect	15
	4.4	Landlord may repair	15
	4.5	Additions and alterations to the Building	15
	4.6	Concessions and licences	15
	4.7	Prospective tenants and purchasers	15
	4.8	Relocation	16
	4.9	Demolition	16
	4.10	Role as a governmental agency	16
	4.11	Landlord’s and superior interest holder’s right to view	16

5.	Rent and payment requirements		16

	5.1	Payment of Rent	16
	5.2	Interest on overdue money	17
	5.3	Dishonour fees	17
	5.4	GST	17
	5.5	Adjustments, errors	17

6.	Rent review		18

	6.1	Review	18
	6.2	Fixed percentage review	18
	6.3	CPI review	18
	6.4	Market review	18
	6.5	Provision for Adjustment/Deferment of Review	20

7.	Tenant’s outgoing contribution		20

	7.1	Tenant’s outgoings contribution	20
	7.2	Components of Outgoings	20
	7.3	Accrual of Outgoings and Base Year update	22
	7.4	Tenant’s share of Outgoings	22
	7.5	Payments on account of Outgoings	22
	7.6	Outgoings Statement	22
	7.7	Adjustment of Outgoings	23
	7.8	Cleaning	23

8.	Utilities and other charges		23

	8.1	Electricity, gas etc.	23

	8.2	Preparation Costs	24
	8.3	Default and administration costs	24
	8.4	Land tax	24

9.	Use of the premises		24

	9.1	Permitted use	24
	9,2	Exclusion of warranty as to use	24
	9.3	Positive Obligations	25
	9.4	Negative obligations	25
	9.5	Tenant’s servants to comply	26
	9.6	Signs/directory board	26

10.	Maintenance, repair and alteration		27

	10.1	Repair and maintenance	27
	10.2	Maintenance of Tenant’s equipment	27
	10.3	Breakages	27
	10.4	Lighting	27
	10.5	Doors, drains and toilets	27
	10.6	Installations and alterations	27
	10.7	Occupation prior to Commencement Date	28
	10.8	Alterations or additions to Landlord’s Property	28
	10.9	Work health and safety	29

11.	Indemnities and releases		29

	11.1	Risk	29
	11.2	Release	29
	11.3	Indemnities	30
	11.4	lndependence	30

12.	Insurances		30

	12.1	Insurance Policies - Public Risk	30
	12.2	Insurance Policies - other	30
	12.3	Insurance requirements	31
	12.4	Evidence	31

13.	Assignment		31

	13.1	No sublease, mortgage etc.	31
	13.2	Grounds for the Landlord withholding consent to an assignment	32
	13.3	Landlord’s consent to assignment	32
	13.4	Sublease	32
	13.5	Restriction on transfer of shares	33

14.	Damage		33

	14.1	Damage consequences	33
	14.2	Landlord entitlements	33
	14.3	Tenant’s entitlements	34
	14.4	Limitation on the Tenant’s entitlements	34
	14.5	Resumption	34

15.	Expiry or termination of term		34

	15.1	Tenant to yield up and remove its fittings	34
	15.2	Tenant not to cause damage	34
	15.3	Failure by Tenant to remove Tenant’s moveable furnishings and equipment	35
	15.4	Tenant to indemnify and pay Landlord’s costs	35

16.	Default		35

	16.1	Essential terms	35
	16.2	Default events	35
	16.3	Consequences of default	36
	16.4	Recovery of loss	36
	16.5	No restriction or waiver	36

17.	Rules		37

	17.1	Tenant to comply with the Rules	37
	17.2	Landlord Not Liable for Loss or Damage	37
	17.3	Landlord’s Right to Amend Rules	37

18.	Guarantee		37

19.	Bank guarantee		37

	19.1	Definitions	37
	19.2	Bank Guarantee	38
	19.3	Security Amount	38
	19.4	Further or Replacement Bank Guarantee	38
	19.5	Payment of the Security Amount	38
	19.6	No Waiver	38
	19.7	Make Good	39
	19.8	Assignment	39

20.	General		39

	20.1	Notices	39
	20.2	Amendment	39
	20.3	Entire understanding	39
	20.4	Further assurance	39
	20.5	Waiver and exercise of rights	39
	20.6	No relationship	39
	20.7	Survival and enforcement of indemnities	40

21.	Option to renew		40

	21.1	Conditions for grant of further term	40
	21.2	Terms of new lease	40
	21.3	Bank Guarantee	41

22.	Service charges for operation outside Normal Business Hours		41

23.	Air Conditioning Plant and Elevators		41

	23.1	Operational	41
	23.2	No Warranty	42
	23.3	No liability	42
	23.4	Service charges for operation outside Normal Business Hours	42

24.	Rental rebate		42

	24.1	Personal right	42
	24.2	Rental rebate	42

25.	Green leasing provisions		43

	25.1	Cooperation to implement environmental efficiencies	43
	25.2	NABERS	43
	25.3	NABERS rating	43
	25.4	Landlord upgrades	44
	25.5	Tenant use of water and power	44
	25.6	Fit out efficiency	44
	25.7	Apply when City of Sydney is the Landlord	44
	25.8	Failure to comply not an event of default	44

26.	Heritage Listed Building		44

27.	Possible entry 341 George Street		45

Rules			46

Signing Page			48

1.                                      Definitions and interpretation

1.1                               Purpose

The purpose of this Lease is to record the agreement reached between the parties in relation to the leasehold interest in the Premises granted to the Tenant under this Lease.

1.2                               Reference Schedule

The Reference Schedule for this Lease is set out below:

Item 1.                                                         Land

The land comprised in certificate of title folio identifier 2/771947

Item 2.                                                         Premises

Levels 8, 9 and 10, 343 George Street, Sydney

Item 3.                                                         Landlord

Council of the City of Sydney ABN 22 636 550 790 of Level 6, Town Hall House, 456 Kent Street, Sydney, NSW

Item 4.                                                         Tenant

Atlassian Pty Ltd ACN 102 443 916 of Level 6, 341 George Street, Sydney NSW 2000

Item 5.                                                         Guarantor

Not applicable

Item 6.                                                         Commencement Date, Term and Expiry Date

(a)                                Commencement Date: 1 July 2015

(b)                                Term: 4 years and 8 months

(c)                                 Expiry Date: 28 February 2020

Item 7.                                                         Rent

$2,057,967.20 per annum

Item 7A                                                   Rent Commencement Date

4 months after the Commencement Date

Item 8.                                                         Rent Review Date / Method of review

(a)                                 Rent review date: on each anniversary of the Commencement Date

(b)                                 Method of review: fixed percentage increase of 4.00%

Item 9.                                                         Tenant’s share of Outgoings

(a)                                 Tenant’s share of Outgoings: 23.95%

(b)                                 Base year: 30 June 2014

Item 10.                                                  Permitted Use

Commercial offices

Item 11.                                                  Redecoration Date

Not applicable

Item 12.                                                  Bank Guarantee

(a)                                 Initial Bank Guarantee: $1,226,127.56

(b)                                 No. of months’ Rent calculated as the average Rent per month over the Term plus GST: 6

Item 13.                                                  Option to renew

Option Term: 3 years and 2 months commencing 1 March 2020 and terminating 30 June 2023

Item 14.                                                  Normal Business Hours

8.00 am to 6.00 pm Monday to Friday on a Business Day

Item 15.                                                  Cleaning cost

Approximately $13.90 per square metre per annum plus GST

1.3                               Definitions

In this Lease unless a contrary intention appears:

Air Conditioning Plant means any plant, machinery and equipment installed in the Building for heating, cooling or circulating air in the Premises.

API means the Australian Property Institute Inc (NSW Division) or its successor.

Authority includes:

1.3.1                               any government in any jurisdiction, whether federal, state, territorial or local;

1.3.2                               any provider of public utility services, whether statutory or not; and

1.3.3                               any other person, authority, instrumentality or body having jurisdiction, rights, powers, duties or responsibilities over the Premises or any part of them or anything in relation to them (including the Insurance Council of Australia Limited).

Bank Guarantee means a bank guarantee that meets the requirements specified in clause 19.

Base Year means the Outgoings Year stated in Item 9(b) as varied from time to time under this Lease.

Building means:

1.3.4                               the building or buildings for the time being erected on the Land of which the Premises form part including any extension, modification, alteration, addition or replacement in respect of them; and

1.3.5                               any Landlord’s Property in them.

Business Day means any day except Saturday or Sunday or a day that is a public holiday in New South Wales.

Commencement Date means the date stated in Item 6(a).

Common Areas means any part of the Building provided by the Landlord for common use and includes any forecourts, lobby areas, car parking areas, toilets and loading docks other than those reserved to the Landlord.

Elevators mean any lift in the Building.

Expiry Date means the dated stated in item 6(c).

Fire Services has the same meaning as the expression Essential Service under the Local Government (Approvals) Regulation 1993 or under the Building Code of Australia (as applicable to the Building) and includes any certificate, report, upgrading or annual certification in relation to any such service.

Guarantor means each person, if any, described in Item 5.

GST means goods and services tax under A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Hazardous Materials means any substance, gas, liquid, chemical, mineral or other physical or biological matter which is or may become toxic, flammable, inflammable or which is otherwise harmful to the environment or any life form or which may cause pollution, contamination or any hazard or increase in toxicity in the environment or may leak or discharge or otherwise cause damage to any person, property or the environment.

Insolvency Event means any of the following:

1.3.6                          in the case of a body corporate:

(a)                                 a Court order is made or a resolution is passed that a body corporate be wound up;

(b)                                 an order is made or a meeting is called for the appointment of an administrator, provisional administrator, liquidator, provisional liquidator, receiver, receiver and manager or an inspector to a body corporate;

(c)                                  an administrator, provisional administrator, liquidator, provisional liquidator, receiver, receiver and manager or an inspector is appointed to a body corporate;

(d)                                 any act or event mentioned in section 461(1)(a) to (k) of the Corporations Act occurs; or

1.3.7                             in the case of a natural person, they become a bankrupt.

Land means the land stated in Item 1 of which the Premises forms part and, except where the context does not permit, includes the Building.

Landlord means the person described in Item 3 and, where the context so admits, the employees and agents of the Landlord (including for the purpose of giving any notice any managing agent appointed from time to time by the Landlord).

Landlord’s Property means all plant, equipment, fixtures, fittings, furniture, furnishings and other property installed or situated in or relevant to the Premises and owned or controlled by the Landlord.

Lease means this instrument and any annexures or attachments to it.

Lettable Area means the area determined by the Landlord’s surveyor according to the method of measurement adopted for the time being by the Property Council of Australia, or any equivalent method of measurement the Landlord may nominate.

Normal Business Hours means the hours stated in Item 14.

Outgoings has the meaning given to that term in clause 7.2.

Outgoings Year means year or part of a year ending on 30 June in each year or at the expiry or sooner termination of this Lease (for all periods of less than 1 year all items of an annual or other periodic nature must be apportioned in respect of time as necessary).

Party means each of the Landlord, the Tenant and any Guarantor and Parties means all of them.

Permitted Use means the permitted use stated in Item 10.

Premises mean that part of the Building described in Item 2, and includes any Landlord’s Property. The Premises extend to:

1.3.8                     internal face of any concrete floor or ceiling slab or other structural floor or ceiling surface;

1.3.9                     internal face of external walls and of any internal structural walls of the Premises; and

1.3.10              the centre line of any inter-tenancy walls separating the Premises from other premises in the Building or from any Common Areas.

Quarter means each consecutive period of three months (or part of it) ending on the respective last days of March, June, September and December.

Reference Schedule means the reference schedule set out in clause 1.2.

Rent means the yearly amount stated in Item 7 as varied from time to time under this Lease.

Rent Commencement Date means the date specified in Item 7A.

Rent Review Date means each date or dates stated in Item 8(a).

Rules mean the rules of the Building notified by the Landlord to the Tenant from time to time.

Services means services (including, without limitation, water, sewerage, drainage, gas, electricity, communications, essential services and fire prevention) to or of the Building or the Land provided by the Landlord or any governmental agencies and which are intended to service, or are for the benefit of the Premises.

Statutory Notice includes any requirement of any statute, rule, regulation, proclamation, ordinance or by-law, present or future, and whether state, federal or otherwise.

Statutory Outgoings means all costs payable to any Authority or under any Statutory Notice for:

1.3.11                   the Land or any part of it; or

1.3.12                   the ownership and operation of the whole or any part of the Land,

including, without limitation;

1.3.13                   all rates and taxes payable to any Authority relating to the use and occupation of the Land and/or for any services of the type from time to time provided by the local government authority for the locality in which the Land is situated and for waste and general garbage removal from the Land,

1.3.14                   all rates payable to an Authority for the provision, reticulation or discharge of water and/or sewage and/or drainage including excess water charges and meter rents; and

1.3.15                   land taxes or taxes of the nature of a tax on land, computed on the taxable value of the Land at the rate which would be payable by the Landlord if the Land were the only land owned by the Landlord and not subject to a special trust and not owned by a non-concessional company.

Tenant means the person described in Item 4 and, where the context so admits, the employees and agents of the Tenant.

Tenant and persons under its control means the Tenant and each of its servants, agents, workmen, visitors, invitees, sublessees, licensees and any other person on the Premises.

Tenant’s Business means the business carried on by the Tenant from the Premises.

Tenant’s Obligations means the obligations contained or implied in this Lease to be observed and performed by the Tenant.

Tenant’s Property means all property (including any fittings, plant and equipment) in the Premises which are not Landlord’s Property or Services.

Term means the period from and including the Commencement Date to and including the Expiry Date.

Valuer means a current member of the API who:

(a)                                 is a full member of the API and has at least 5 years’ experience of valuing premises of a like nature in the same market; and

(b)                                 at the time of appointment is both experienced and actively engaged in valuing like premises.

1.4                               Interpretation

The following rules of interpretation apply in this Lease unless the context otherwise requires:

1.4.1                          a heading may be used to assist interpretation, but is not legally binding;

1.4.2                          a word or expression in the singular includes the plural and the converse also applies;

1.4.3                          a word or expression denoting any gender include all genders;

1.4.4                          a person includes an individual and a corporation;

1.4.5                          a reference to legislation, includes any State or Federal statute, enactment, ordinance, code or other legislation, or a section or provision of that legislation, includes any order, regulation, rule, bylaw, proclamation or statutory instrument made or issued under that legislation and any amendment, modification, consolidation, re-enactment or replacement of, or substitution for, that legislation from time to time;

1.4.6                          any term or expression defined in any legislation has the statutory meaning given to that term or expression in relevant legislation when used in this Lease;

1.4.7                          a reference to any notice, claim, demand, consent, agreement, approval, authorisation, specification, direction, disclosure, notification, request, communication, appointment, or waiver being given or made by a party to this Lease is a reference to its being given or made in writing, and the expression notice includes any of the foregoing;

1.4.8                          the word right or power includes right, power, remedy, authority, discretion or option or right to make or give any request, requisition, notice or demand, and the word consent includes approval, agreement, permission or authorisation;

1.4.9                          a reference to Item means an item in the Reference Schedule;

1.4.10                   a reference to governmental agency means the Crown, any government, any governmental ministry or department, or any Crown, governmental, semi-governmental, statutory, parliamentary, administrative, fiscal, public, municipal, local, judicial or regulatory entity, agency, instrumentality, authority, court, commission, tribunal or statutory corporation having jurisdiction over or in respect of the Building or its use or both;

1.4.11                   anything to be done on a Saturday, Sunday or a public holiday in New South Wales may be done on the next Business Day.

1.5                               Liability

When two or more persons are named as a Party, any agreement, representation or warranty expressed to be given or made by that Party pursuant to this Lease will be a joint and several liability of each named person.

1.6                               Severability

Any provision of this Lease which is prohibited or unenforceable will be ineffective to the extent of that prohibition or unenforceability, without invalidating the remaining provisions of this Lease.

1.7                               Legislation

The covenants powers and provisions implied in leases by virtue of sections 84,84A, 85 and 86 of the Conveyancing Act 1919 (NSW) do not apply to this Lease and are expressly negatived.

2.             Term and holding over

2.1          Term

The Landlord leases the Premises to the Tenant for the Term on the terms, covenants and conditions contained in this Lease.

2.2          Holding Over

2.2.1                          If the Tenant remains in the Premises with the Landlord’s prior consent after the Expiry Date or the earlier termination of this Lease, the Tenant will occupy the Premises as a monthly tenant.

2.2.2                          The monthly tenancy under this clause 2.2 is on the same terms as this Lease at a monthly rent and other periodical payments payable by the Tenant under the Lease immediately before the Expiry Date or the date of the earlier termination of this Lease increased as to the monthly Rent by 4% per annum. The monthly tenancy may be terminated on any day by a Party giving to the other Party 20 Business Days’ notice expiring at any time.

3.             Landlord’s obligations

3.1          Quiet Enjoyment

Subject to the Landlord’s reservations in the Lease and the terms, covenants and conditions of this Lease, while the Tenant:

3.1.1                          pays the Rent and all other moneys payable under this Lease; and

3.1.2                          observes and performs all of the other Tenant’s Obligations,

the Landlord covenants that the Tenant may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person rightfully claiming through the Landlord.

3.2          Maintenance and management

The Landlord must:

3.2.1                          keep and maintain the Building clean, tidy and in good condition;

3.2.2                          manage and operate the Building in a professional and competent manner; and

3.2.3                          obey any law relating to the Building that the Tenant is not obliged to satisfy.

3.3          Use of Common Areas

The Tenant and persons under its control are entitled to use the Common Areas in common with the Landlord and other persons entitled to use the Common Areas subject to compliance with the Tenant’s Obligations.

3.4          Services

3.4.1                          Subject to clauses 3.4.2 and 3.4.3, the Landlord must use reasonable endeavours to keep the Services available to the Premises to the extent that the Landlord is capable of doing so.

3.4.2                          The Tenant releases the Landlord from, and agrees that the Landlord is not liable for, liability or loss arising from, or costs incurred in connection with:

(a)                                 any Service being interrupted or not working properly;

(b)                                 any failure in operation or defective operation of any facility, plant, machinery or equipment located or used in the Building (whether or not it comprises part of the Landlord’s Property); and

(c)                                  any disruption attributable to any development (including, without limitation, construction works) being carried out on or around land adjoining or adjacent to the Building, except where the interruption, failure or disruption is due to a failure of the Landlord to comply with clause 3.2.

3.4.3                          The Tenant may not terminate this Lease nor make any claim of any nature by reason of anything referred to in this clause 3.4.

3.5          Rates and Taxes

The Landlord must pay all rates and taxes for the Building other than any rates and taxes payable by the Tenant in the performance of the Tenant’s Obligations.

4.             Landlord’s reservations

4.1          Services

4.1.1          The Landlord reserves the right:

(a)                                 to install, maintain, use, repair, alter and replace; and

(b)                                 to pass or convey any Service including (without limitation) gas, water, sewerage, heat, oil, communications and data, electricity or other power and heated or cooled air through, any pipes, ducts, conduits or wires passing through or leading into the Premises.

4.1.2         For the purposes of clause 4.1.1, the Landlord may enter the Premises but must:

(a)           give reasonable notice to the Tenant; and

(b)           cause as little inconvenience to the Tenant as is reasonably practicable in the circumstances,

except in an emergency, when no notice of intended entry is required.

4.2                               Landlord’s Rights

The Landlord may:

4.2.1                          carry out any repairs, renovations, maintenance, modifications, extensions or alterations to the Building and for such purpose limit access to or close the Common Areas, if the Landlord takes reasonable steps (except in emergencies) to minimise interference with the Tenant’s Business;

4.2.2                          exclude or remove any person from the Building;

4.2.3                          permit functions, displays, parades, musical performances, exhibitions and other activities in Common Areas;

4.2.4                          install and use a public address system throughout the Common Areas;

4.2.5                          change the direction or flow of pedestrian traffic into, out of or through the Building;

4.2.6                          use the exterior surfaces of the Building (including, without limitation, the roof of the Building) for such purposes as it thinks fit; and

4.2.7                          advertise and promote the Building in a way it regards as appropriate including the erection or installation of signs on the exterior surfaces of the Building.

4.3          Landlord may inspect

The Landlord may at any time after giving the Tenant reasonable notice, except in an emergency when no notice of intended entry is required, enter the Premises for the purpose of ascertaining whether the Tenant is complying with the Tenant’s Obligations.

4.4          Landlord may repair

4.4.1                          At any time after giving the Tenant reasonable notice (except in an emergency when no notice of intended entry is required), the Landlord may enter upon the Premises with any consultants, workmen, other persons or materials needed to:

(a)                                 comply with any request, requirement, notification or order (for which the Tenant is not liable under the Lease) of any governmental agency; or

(b)                                 carry out repairs, renovations, maintenance, modifications, extensions or alterations to the Premises or the Building or any Services which the Landlord believes are necessary in its absolute discretion.

4.4.2                          When exercising its powers under this clause 4.4, the Landlord must use its reasonable endeavours to cause as little inconvenience to the Tenant as is possible in the circumstances.

4.5          Additions and alterations to the Building

Deleted.

4.6          Concessions and licences

The Landlord may:

4.6.1                     erect, remove or re-erect any kiosk, shop, sign, seats or other structures in the Common Areas; and

4.6.2                     grant any lease, licence or exclusive use of any structures forming part of the Building, any parking space, any loading bay or any other part of the Common Areas (other than the toilets), either exclusively or in common with others for any purpose, for any period and on any terms and conditions, including the payment of any fee.

4.7          Prospective tenants and purchasers

4.7.1                          After giving reasonable notice, the Landlord may at any time show prospective purchasers of the Landlord’s interest in the Premises through the Premises.

4.7.2                          After giving the Tenant reasonable notice, the Landlord may show prospective tenants through the Premises and display from the Premises a sign indicating that the Premises are available for lease.

4.8          Relocation

Deleted.

4.9          Demolition

Deleted.

4.10        Role as a governmental agency

4.10.1                   Nothing in this Lease in any way restricts or otherwise affects the unfettered discretion of the Landlord in the exercise of its statutory powers as a governmental agency.

4.10.2                   In the event of any conflict between the unfettered discretion of the Landlord in the exercise of its statutory powers as a governmental agency and the performance of obligations under this Lease, the former prevails.

4.11        Landlord’s and superior interest holder’s right to view

The Tenant must at all times during the Term permit the Landlord and any person having any estate or interest in the Premises superior to or concurrent with that of the Landlord to:

4.11.1      exercise the Landlord’s powers to enter and view the Premises;

4.11.2      carry out repairs, renovations, maintenance and other work authorised by the Lease; and

4.11.3      otherwise to exercise or perform their lawful rights and obligations in respect of the Premises,

at all reasonable times and subject to having been first provided with reasonable notice by the Landlord except in the cases of emergency when the Landlord may enter at any time and without notice.

5.             Rent and payment requirements

5.1          Payment of Rent

5.1.1                          The Tenant covenants to pay the Rent to the Landlord during the Term.

5.1.2                          The Tenant must pay the Rent by equal monthly instalments in advance on the first day of each month (and proportionately for any part of a month). The first such instalment must be paid on the Rent Commencement Date.

5.1.3                          All payments of Rent or other moneys payable by the Tenant under this Lease must be without deductions and free of any right of set off to the Landlord or (using a direct debit payment method or such other payment method as the Landlord reasonably requires) as the Landlord may otherwise direct. For the purposes of the rent payment method, the Tenant must provide the Landlord with all authorisations required by the Landlord on or before the Commencement Date.

5.1.4                          The Landlord need not make demand for any amount payable by the Tenant unless this Lease says that demand must be made.

5.2          Interest on overdue money

5.2.1                          If the Tenant does not pay the Rent or any other moneys payable under this Lease within 5 Business Days of the due date, the Tenant must pay interest (at the rate stated in clause 5.2.2) on the outstanding amount for the period from the day the unpaid money was due until it is paid. The interest must be paid to the Landlord on the earlier of:

(a)                                 the next day on which an instalment of Rent is payable under this Lease; and

(b)                                 10 Business Days after the Landlord has given the Tenant a demand for any interest.

5.2.2                          Interest is calculated on daily balances at the rate equal to that charged by the Landlord’s bank from time to time on overdraft accommodation in excess of $100,000.00 plus 2% per annum.

5.3          Dishonour fees

The Tenant must reimburse the Landlord on demand for any dishonour fee or other charge the Landlord incurs as a result of any cheque or direct debit being dishonoured.

5.4          GST

5.4.1                          If a party to this Lease (Supplier) makes a supply under or in connection with this Lease and is liable by law to pay GST on that supply, the consideration otherwise payable by the recipient of the supply will be increased by an amount equal to the GST paid or payable by the Supplier.

5.4.2                          If this Lease requires a party to pay for, reimburse or contribute to any expense, loss or outgoing (reimbursable expense) suffered or incurred by another party, the amount required to be paid, reimbursed or contributed by the first party is the amount of the reimbursable expense net of any input tax credit or reduced input tax credit to which the other party is entitled for the reimbursable expense.

5.4.3                          If a party to this Lease has the benefit of an indemnity for a cost, expense, loss or outgoing (indemnified cost) under this Lease, the indemnity is for the indemnified cost net of any input tax credit or reduced input tax credit to which that party is entitled for the indemnified cost.

5.4.4                          Each party agrees to do all things, including providing tax invoices and other documentation that may be necessary or desirable to enable or assist the other party to claim any input tax credit, set-off, rebate or refund in relation to any amount of GST paid or payable for any supply under this Lease.

5.4.5                          Subject to the operation of this clause 5.4, all amounts stated in this Lease are GST exclusive.

5.5          Adjustments, errors

5.5.1                          Where any Rent or other moneys payable by the Tenant under this Lease are calculated over a period, and the Commencement Date or the Expiry Date occurs during that period, the Landlord may make any necessary proportional adjustment on a daily rate basis.

5.5.2                     If there is an error in any Rent or other moneys charged under this Lease, the Landlord may correct it and make any necessary adjustment in the next monthly tax invoice or as soon as practicable.

6.             Rent review

6.1          Review

The Rent payable by the Tenant during the Term is to be reviewed at each Rent Review Date in accordance with the rent review method described in Item 8(b) that will apply on the relevant Rent Review Date.

6.2          Fixed percentage review

6.2.1                          This clause 6.2 will apply if Item 8(b) states that a ‘fixed percentage review’ is to occur on the relevant Rent Review Date.

6.2.2                          The Rent is to be adjusted on and from the relevant Rent Review Date to be the amount calculated by increasing the Rent payable immediately prior to the relevant Rent Review Date by the percentage referred to in item 8(b).

6.3          CPI review

Deleted.

6.4          Market review

6.4.1                          This clause 6.4 applies as required by clause 21.2.3 with the first day of the further term being the Rent Review Date for the purposes of this clause.

6.4.2                          During the 3 months immediately before or any time after a Rent Review Date on which a market review is to occur, either Party may give the other Party a notice specifying its estimate of the current market rent of the Premises (assessment notice).

6.4.3                          The Rent as and from the relevant Rent Review Date will be the amount notified in the assessment notice unless the other Party gives the notifying Party a notice rejecting or disputing the assessment notice (dispute notice) within 1 month of having been given the assessment notice.

6.4.4                          If a dispute notice is given during the period stated in clause 6.4.3, the Parties must conduct negotiations and try to reach agreement on the current market rent of the Premises during the period of 1 month immediately after the date on which the dispute notice is given to the Landlord.

6.4.5                          If a dispute notice is given and the Parties do not reach an agreement on the current market rent of the Premises within the period stated in clause 6.4.4, then that rent must be decided by a Valuer who:

(a)                                 is appointed by the Parties but if they do not agree on who to appoint within 10 Business Days after the Tenant gives the dispute notice to the Landlord, the Valuer is to be nominated at either Party’s request by the President for the time being of the API;

(b)                                 in determining the current market rent of the Premises must take into account:

(i)                                             current annual rents and incentives for comparable premises whether those rents arise from letting vacant space, renegotiating rent on the expiry or termination of a previous lease or from rent reviews;

(ii)                                          the provisions of the Lease (or of any further lease to be granted under this Lease) and the period of time until the next Rent Review Date;

(iii)                                       the update of the Base Year (for the purposes of calculating the Tenant’s share of the outgoings) that occurs on each Rent Review Date where a market rent review is to occur; and

(iv)                                      any other use to which the Premises may be lawfully put subject to the consent of the relevant governmental agency (if required) being sought and obtained,

but take no account of:

(v)                                         the value of any goodwill attributable to the Tenant’s Business and any improvements or fixtures erected or installed at the Tenant’s expense which the Tenant is permitted or required to remove at the expiry or termination of the Lease;

(vi)                                      any deleterious condition of the Premises if that results from any breach of this Lease by the Tenant or use of the Land by the Tenant under this Lease;

(vii)                                   any discount which might apply if the Tenant leases or occupies more than one Lettable Area in the Building or if the leased premises constitute a whole floor or more than one floor in the Building; and

(viii)                                the current annual rent for particular comparable premises if, in the opinion of the Valuer, the rental payable for those premises is abnormal, or unrealistic, or otherwise does not reflect the current rental value of those premises having regard to conditions prevailing in the relevant market at the Rent Review Date; and

(c)                                  is by virtue of their appointment instructed to (and either Party may confirm these instructions by notice to the appointed Valuer) give a written valuation report within 1 month after accepting the appointment; and

(d)                                 acts as an expert and not as an arbitrator and whose decision is final and binding.

6.4.6                          The Landlord must, not later than 10 Business Days after a request by the Valuer give the Valuer any information the Valuer may reasonable request about tenancies in the Building.

6.4.7                          Each Party must use reasonable endeavours to provide the Valuer with reasonable assistance in the determination of the current market rent of the Premises.

6.4.8                          The amount decided by the Valuer is the Rent from and including the relevant Rent Review Date on which a market review is or was to occur.

6.4.9                          The Landlord and the Tenant must pay the costs and expenses of the Valuer in equal shares.

6.5          Provision for Adjustment/Deferment of Review

6.5.1                          If the amount of any revised Rent has not been agreed or determined by the relevant Rent Review Date the Tenant must continue to pay Rent to the Landlord at a rate equal to the Rent payable during the preceding year until the revised Rent is ascertained.

6.5.2                          When the revised Rent is ascertained, any necessary adjustment of Rent calculated from the relevant Rent Review Date must be paid by the Tenant within 10 Business Days of the revised Rent being ascertained.

7.             Tenant’s outgoing contribution

7.1          Tenant’s outgoings contribution

The Tenant must pay to the Landlord its share of any increases in the Outgoings for each Outgoings Year, such increase being the amount by which the Outgoings payable in each Outgoings Year exceed the Outgoings payable in the Base Year.

7.2          Components of Outgoings

For the purposes of this Lease, Outgoings means the total of all amounts properly or reasonably assessed or assessable, charged or chargeable, payable or paid or otherwise incurred in respect of the Land by the Landlord acting reasonably whether by direct assessment or otherwise, including:

7.2.1                          all Statutory Outgoings;

7.2.2                          all insurance premiums and amounts payable for insurances:

(a)           on the Land or any part of it for its full insurable or replacement value;

(b)                                 (subject to the exclusion of any rents arising from normal vacancies during letting up periods) for loss of any rents or other moneys (whether separate or otherwise including any rents or other moneys payable for any tenancy or occupation of the Land) arising from damage or destruction of the Land or any part of it or arising from diminution or loss of any means of access or other similar causes;

(c)           for public liability for $20,000,000.00; and

(d)                                 for workers’ compensation for all employees of the Landlord engaged in employment in connection with the Land, but where any such employee is engaged in connection with other buildings of the Landlord the cost of workers’ compensation insurance shall be apportioned by the Landlord on a fair basis;

7.2.3                          all costs in relation to the supply of water, sewerage and drainage Services to and the removal of all waste, sullage and all other general garbage from the Land including all costs of operating and maintaining any plant and equipment provided for that purpose whether the plant or equipment is located on the Land or otherwise, but excluding from this paragraph any amount which is:

(a)           already included by virtue of another paragraph of this definition;

(b)        otherwise payable by the Tenant pursuant to the provisions of this Lease; or

(c)        payable by another tenant of the Land;

7.2.4                     all costs in relation to the control of pest, vermin, insect or other similar infestation;

7.2.5                     all costs of purchasing, hiring, maintaining and servicing all indoor outdoor gardens, lawns, potted shrubs, planted areas and associated plants on the Land;

7.2.6                     all costs of the provision and maintenance (or where appropriate replacement costs) for security and/or caretaking services, including the costs of policing and regulating traffic on the Land and/or for any means of access to the Land;

7.2.7                     subject to the exclusion of repairs and maintenance of a structural or capital nature and Fire Services, all costs of repairs and/or maintenance of the Land or any part of it, including the costs of operating, supplying, maintaining and repairing, and maintenance contracts of all Services from time to time provided for all tenants;

7.2.8                     all costs incurred in providing all Services (including the costs of electricity and other sources of energy consumed) and which are not allocated to specific tenants;

7.2.9                     all proper and reasonable costs in the form of salary, wages, leave entitlements, superannuation and other employment overheads (fairly apportioned by the Landlord where any such employee is engaged in work relating to other buildings) incurred in the operation, maintenance and supply of any Service to the Land from time to time provided by or at the instance of the Landlord for the tenants and/or for the Land;

7.2.10              a management fee to cover the reasonable costs of managing and operating the Land, having regard where appropriate to fees that would be charged by members of the Real Estate Institute of New South Wales, and if applicable fees payable to any managing agents for the general management and operation of the Land, and any other monies no matter how disbursed relating to the management of the Land;

7.2.11              all costs, including rental and hiring costs (or where appropriate replacement costs), for the provision of music, amplification systems, telephone, indoor plants and all other similar equipment servicing or adorning the Land, including any costs relative to general items of an operational nature not otherwise specified in another paragraph of this definition;

7.2.12              all costs incurred by the Landlord in cleaning the Land (other than areas occupied by Occupants); and

7.2.13              any other costs properly incurred in the management, operation and maintenance of the Land generally including, but without limiting the foregoing, costs incurred in connection with the Common Areas, provided always that all costs relating to items of a structural or capital nature are excluded.

7.3             Accrual of Outgoings and Base Year update

Outgoings are deemed to accrue from day to day and must be apportioned accordingly, irrespective of the period for which they are levied, assessed, charged or payable. For the purposes of clause 7.1 the amount of Outgoings payable in the Base Year will increase at the same time and by the same percentage increase that the Rent is increased in accordance with clause 6.1.

7.4             Tenant’s share of Outgoings

7.4.1                     The Landlord must calculate the Tenant’s share of any increase in the Outgoings based on the Lettable Area of the Premises in proportion to:

(a)                                 the Lettable Area of all premises in the Building to which the Outgoings are referable; and

(b)                                 where only part or parts of the Building enjoy or share the benefit of any particular Outgoings, the Lettable Area of that part or parts of the Building.

7.4.2                     The Tenant acknowledges that the Tenant’s share of the Outgoings as at the Commencement Date is set out in Item 9(a).

7.4.3                     The Landlord must adjust the Tenant’s share of any increases in the Outgoings proportionally if there is change in the Lettable Area of the Building or the Lettable Area of the Premises. The Landlord must give the Tenant notice of any such adjustment.

7.5             Payments on account of Outgoings

7.5.1                     The Landlord may estimate for each Outgoings Year the Tenant’s share of any increases in the Outgoings and notify the Tenant of the estimate including an itemised budget of anticipated Outgoings for the relevant Outgoings Year at least 1 month prior to the commencement of each Outgoings Year.

7.5.2                     The Tenant must pay to the Landlord the Landlord’s estimate of the Tenant’s share of any increases in the Outgoings by equal monthly instalments in advance during each Outgoings Year on the days and in the manner fixed for the payment of Rent.

7.6             Outgoings Statement

7.6.1                     The Landlord must give to the Tenant an Outgoings statement within 3 months after the end of each Outgoings Year specifying:

(a)                                 the Outgoings (including such particulars of them as are considered reasonable by the Landlord) for that period and the Base Year; and

(b)                                 the amount paid by the Tenant on account of the Tenant’s share of the Outgoing for that period.

7.6.2                     The Landlord must ensure that the statement to be given under clause 7.6.1 is prepared by a registered company auditor (within the meaning of the Corporations Act) and:

(a)                                 is delivered within 3 months of the end of each Outgoings Year;

(b)                                 is prepared in accordance with any relevant Australian Accounting Standards (within the meaning of the Corporations Act).

7.7                                       Adjustment of Outgoings

7.7.1                     The Tenant must pay to the Landlord the Tenant’s share of any increases in the Outgoings (less any amounts paid under clause 7.5) within 1 month of receipt by the Tenant of a statement under clause 7.6.1.

7.7.2                     If payments made by the Tenant under clause 7.5 exceed the Tenant’s share of any increases in the Outgoings for any Outgoings Year, the excess must be credited against:

(a)                                 the next payment due by the Tenant under clause 7.5; or

(b)                                 if the Lease is terminated, any amount owing by the Tenant to the Landlord (or paid to the Tenant if nothing is owed to the Landlord).

7.8                                       Cleaning

7.8.1                     The Tenant must pay from the Commencement Date the Landlord’s costs for providing cleaning services to the Premises on the same days and in the same manner as the Tenant is required to pay Rent under the Lease disregarding any Rent free period, the first instalment to be made on the Commencement Date.

7.8.2                     The Tenant may define the scope of cleaning it requires for the Premises. The Landlord must not unreasonably refuse to accept the scope as nominated by the Tenant.

7.8.3                     The Tenant must give access to the persons engaged by the Landlord to provide cleaning services for the Premises.

7.8.4                     At the Commencement Date, the Landlord’s cost for providing cleaning services to the Premises is the Cleaning Cost stated in Item 15. If the Landlord accepts a scope of cleaning submitted by the Tenant, it will reasonably assess whether the Cleaning Cost shall vary but the decision of the Landlord shall be final.

7.8.5                     The Landlord may at any time during the Term notify the Tenant of a reasonable increase in the Landlord’s costs for providing cleaning services and the Tenant must include the Tenant’s increased proportion of the Landlord’s cleaning costs in the Tenant’s next payment of Rent, including any adjustments notified by the Landlord to the Tenant.

8.                                              Utilities and other charges

8.1                                       Electricity, gas etc

8.1.1                     The Tenant must pay to the Landlord or the relevant governmental agency as the context requires all charges for Services (including, without limitation, water, telephone and electricity) supplied to the Premises on the days fixed for payment of the relevant charge.

8.1.2                     If the Premises are separately rated or charged, the Tenant must pay the relevant rate or charge to the relevant governmental agency on the day fixed for payment of that rate or charge.

8.1.3                     If the Premises are separately metered, the Tenant must pay to the Landlord or the relevant governmental agency as the context requires the charge for the relevant separately metered Service according to the consumption of the relevant Service recorded by the separate meter. At the Landlord’s request the Tenant must install separate meters for those services capable of being separately metered but such separate meters shall be installed at the expense of the Landlord.

8.2                                       Preparation Costs

Each party must pay for their own legal costs, charges and expenses incurred in relation to the preparation, negotiation and completion of this Lease.

8.3                                       Default and administration costs

In connection with this Lease and any document or matter in connection with it, the Tenant must pay:

8.3.1                     for everything it must do;

8.3.2                     all duty and registration fees;

8.3.3                     on demand the Landlord’s reasonable costs, charges and expenses incurred in connection with obtaining any consents or approval of the Landlord and any person having a superior interest in the Landlord as required under this Lease (excluding mortgagee consent costs);

8.3.4                     all costs, charges and expenses in connection with structural works the Tenant carries out including those reasonably incurred by the Landlord in considering, approving and supervising such works and those of modifying or varying the Building because of the works; and

8.3.5                     all costs, damages and expenses (including any reasonable legal costs and expenses) in relation to any default by the Tenant under this Lease or any enforcement or attempted enforcement by the Landlord of its rights under this Lease.

8.4                                       Land tax

8.4.1                     The Tenant must pay to the relevant governmental agencies all taxes and charges levied (including but not limited to land tax) or imposed on the Tenant or the Premises as a result of the grant to the Tenant of a leasehold interest in the Premises.

8.4.2                     For the avoidance of any doubt, the Tenant acknowledges that it has been disclosed to it by the Landlord that under section 21C of the Land Tax Management Act 1956, the Tenant may be directly assessed for payment of land tax for the Premises.

9.                                              Use of the premises

9.1                                       Permitted use

The Tenant must not use the Premises otherwise than for the Permitted Use.

9.2                                       Exclusion of warranty as to use

9.2.1                     The Landlord does not in any way warrant that the Premises are or will remain suitable or adequate for any of the purposes of the Tenant. To the fullest extent permitted by law all warranties as to suitability and as to adequacy otherwise applicable are expressly negatived.

9.2.2                     The Tenant acknowledges and agrees that prior to signing this Lease it has satisfied itself by independent investigation as to the suitability of the Building for the Permitted Use and as to the requirements of any applicable legislation or any relevant governmental agency.

9.3                                       Positive Obligations

The Tenant must:

9.3.1                     conduct the Tenant’s Business at all times in a proper, orderly and businesslike manner;

9.3.2                     keep the Premises and everything in them clean and free of vermin and comply with the Landlord’s reasonable directions in that regard;

9.3.3                     comply on time with all laws and the requirements of all relevant governmental agencies in connection with the Tenant’s Business, the Tenant’s Property and the Tenant’s use or occupation of the Premises (including obtaining all permits);

9.3.4                     inform the Landlord of damage to the Building or the Premises or of a faulty Service as soon as reasonably practicable after it becomes aware of it;

9.3.5                     be aware of and observe the maximum load weights throughout the Premises and the Building;

9.3.6                     promptly, when asked by the Landlord, do anything reasonably necessary for the Tenant to do to enable the Landlord to exercise its rights under this Lease;

9.3.7                     put up signs in the Premises prohibiting smoking, if required by the Landlord;

9.3.8                     participate in any of the following after having received reasonable prior notice from the Landlord:

(a)                         fire or safety drills;

(b)                         environmental safety procedures;

(c)                          pollution control procedures; or

(d)                         work, health and safety inductions, of which the Landlord gives reasonable notice;

9.3.9                     evacuate the Building immediately and in accordance with the Landlord’s directions when informed of any actual or suspected emergency; and

9.3.10              secure the Premises when they are unoccupied and comply with the Landlord’s reasonable directions about Building security.

9.4                                       Negative obligations

The Tenant must not:

9.4.1                     smoke in the Building;

9.4.2                     alter or interfere with the Landlord’s Property or remove it from the Premises;

9.4.3                     do anything in or around the Building which in the Landlord’s reasonable opinion may be annoying, illegal dangerous or offensive;

9.4.4                     misuse or do anything to overload the Building’s facilities, appurtenances, Services;

9.4.5                     hold auction, bankrupt or fire sales in the Premises;

9.4.6                     keep an animal or bird on the Premises;

9.4.7                     cut, make holes in, mark, deface, drill, damage or cause any such works to be effected to the floors, walls, ceilings or other parts of the Premises without the Landlord’s prior approval;

9.4.8                     dispose of refuse from the Premises in bins provided for public use;

9.4.9                     use any method of heating, cooling or lighting the Premises other than those provided or reasonably approved by the Landlord;

9.4.10              use any escalators or passenger lifts to carry goods or equipment without the prior reasonable approval of the Landlord;

9.4.11              operate a musical instrument, radio, or television that can be heard outside the Premises;

9.4.12              move heavy or bulky objects through the Building without the Landlord’s prior approval which must not be unreasonably withheld;

9.4.13              obstruct:

(a)                                 windows in the Premises or Building;

(b)                                 any Service and all plant and equipment associated with the Services;

(c)                                  any emergency exits from the Building or the Premises; or

(d)                                 the Common Areas; or

9.4.14              interfere with any fire safety or alarm equipment installed in the Building or obstruct access to them.

9.5                                       Tenant’s servants to comply

The Tenant must use it best endeavours to ensure that the Tenant and persons under its control comply, if appropriate, with the Tenant’s Obligations.

9.6                                       Signs/directory board

9.6.1                     Prior to the Commencing Date the Tenant will advise the Landlord of the manner in which the Tenant’s business is to be advertised on the directory board maintained by the Landlord in the foyer of the Building and the Landlord will at the expense of the Tenant provide the same in a style and manner consistent with that reasonably prescribed by the Landlord for the directory board.

9.6.2                     The Tenant may display on each level of the Premises company signage of the Tenant subject to the reasonable approval of the Landlord as to the construction and method of installation of any such sign.

10.                                       Maintenance, repair and alteration

10.1                                Repair and maintenance

10.1.1              Subject to clause 10.1.2, the Tenant must keep the Premises in good repair, order and condition but this obligation does not apply to repairs required because of:

(a)                                 any negligence of the Landlord;

(b)                                 any explosion, aircraft, riot, civil commotion, war;

(c)                                  any earthquake, fire, flood, lightning, storm, tempest;

(d)                                 reasonable wear and tear; or

(e)                                  an act of God.

10.1.2              The Tenant is not obliged to carry out any repairs of a structural nature unless those repairs are required because:

(a)                                 of the Tenant’s particular use or occupation of the Premises; or

(b)                                 any act, negligence or default of the Tenant and persons under its control.

10.2                                Maintenance of Tenant’s equipment

The Tenant must keep and maintain all its machinery, plant and equipment and fixtures, fittings and furnishing within and used exclusively in the Premises clean, in a safe condition and in good repair, working order and condition.

10.3                                Breakages

The Tenant must immediately make good any breakage, defect or damage to the Premises, the Common Areas, the Building, or any facility or appurtenances of the Premises or the Building arising out of any want of care, misuse or abuse or any breach of the Tenant’s Obligations by the Tenant and persons under its control.

10.4                                Lighting

The Tenant must promptly replace at its own expense any globes or fluorescent tubes which give illumination to the Premises and which cease to function for any reason.

10.5                                Doors, drains and toilets

Deleted.

10.6                                Installations and alterations

The Tenant must:

10.6.1              not install any Tenant’s Property in the Premises or make any alteration or addition to the Premises without the Landlord’s prior reasonable approval or to the Building without the prior approval of the Landlord. The Landlord must make a decision with regard to its consent within 10 Business Days of receiving from the Tenant the particulars of the work except that this timetable will not apply to any structural works. If the Landlord does not respond within the period of 10 Business Days it will be deemed to have consented to the works;

10.6.2              submit to the Landlord detailed drawings and specifications of the proposed works and obtain the approval of the Landlord to those drawings and specifications. When approving the proposed works the Landlord may consider the manner and extent to which the proposed works may affect the Building and the Services within it;

10.6.3              prior to installation of the Tenant’s Property, obtain all necessary approvals from all relevant government agencies;

10.6.4              install only those Tenant’s Property which comply with the Landlord’s reasonable requirements as to type, quality, colour and size; and

10.6.5              use a licensed builder, contractor or tradesman to install the Tenant’s Property:

(a)                                 in a proper and workmanlike manner;

(b)                                 if the works have any impact on the mechanical or essential services or on the structural integrity of the Building the work must if reasonably required by the Landlord be undertaken under the supervision and to the satisfaction of the Landlord’s consultant at the reasonable cost of the Tenant; and

(c)                                  who has a current public liability policy for an amount from time to time reasonably approved by the Landlord but in any case not less than $20,000,000.00.

10.6.6              effect or ensure that its builder, contractor or tradesman has effected:

(a)                                 a policy covering all persons employed by the Tenant or his contractor on the job under the provisions of the Workers Compensation Act; and

(b)                                 a contractors all risk policy in respect of the Tenant’s works to the full value of them for the time being;

10.6.7              if required by the Landlord on completion of the installation of the Tenant’s Property, give the Landlord a certificate by a consultant approved by the Landlord at the cost of the Tenant that the work accords with:

(a)                                 the drawings and specifications in respect of it;

(b)                                 the requirements of all relevant government agencies;

10.6.8              pay all costs for the installation of the Tenant’s Property and any alterations or additions to the Premises or the Building made necessary by their installation; and

10.6.9              at the Tenant’s expense, keep and maintain the Tenant’s Property in good repair and condition.

10.7                                Occupation prior to Commencement Date

Deleted.

10.8                                Alterations or additions to Landlord’s Property

10.8.1              Despite any other provision in this Lease, the Tenant must not install or make any connections:

(a)                                 to existing water, gas, fire protection or electrical fixtures, equipment or appliances;

(b)                                 to any existing apparatus for illuminating, air conditioning, heating, cooling or ventilating the Premises;

(c)                                  which interfere with any drains, water supply or other services connected to the Premises,

without the Landlord’s prior reasonable approval.

10.8.2              The Tenant must comply with clause 10.6.5 in relation to the works contemplated by clause 10.8.1.

10.8.3              If the Tenant installs or makes any connections in breach of this clause, the Tenant must pay to the Landlord all costs incurred by the Landlord in repairing any damage caused by that installation or connection.

10.9                                Work health and safety

10.9.1              If the Tenant carries out any works within or about the Premises:

(a)                                 which falls within the definition of constructions work under the Work Health and Safety Regulation 2011 (NSW); and

(b)                                 the cost of that work exceeds $250,000.00 and/or the work or any part of it falls within the definition of high risk constructions work under the Work Health and Safety Regulation 2011 (NSW), the Landlord appoints the Tenant as the principal contractor for the relevant construction work for the purposes of the Work Health and Safety Regulation 2011 (NSW). This appointment begins at the commencement of the relevant work and ends on its completion.

10.9.2              As principal contractor, the Tenant:

(a)                                 is responsible for the relevant work until it is completed; and

(b)                                 must ensure that the relevant work is carried out in accordance with the requirements of the Work Health and Safety Act 2011 (NSW) and the Work Health and Safety Regulation 2011 (NSW).

11.                                       Indemnities and releases

11.1                                Risk

The Tenant occupies and uses the Premises at its own risk. All Tenant’s Property which may be in the Premises or outside the Premises but used in conjunction with the Permitted Use is at the sole risk of the Tenant.

11.2                                Release

The Tenant agrees that the Landlord is not responsible for and releases the Landlord and its contractors from liability in respect of the death of, injury to, loss of or damage to any property or persons in or about the Premises except to the extent that the relevant damage, injury or loss was caused by any negligence of the Landlord.

11.3                                Indemnities

The Tenant must indemnify and keep the Landlord indemnified from and against all liabilities, actions, claims, demands, losses, damages, proceedings, costs, charges and expenses in respect of or arising from:

11.3.1              any loss, damage, death or injury to property or person inside or outside the Premises caused by the act, omission or negligence of the Tenant and persons under its control;

11.3.2              the use and occupation of the Premises by the Tenant;

11.3.3              the negligent or careless use, misuse, waste or abuse of the water, gas, electricity, lighting or other services and facilities of the Premises or the Building by the Tenant and persons under its control;

11.3.4              overflow or leakage or penetration of water (including rain water) of any kind originating from inside or outside the Premises caused or contributed to by the Tenant an persons under its control;

11.3.5              any faulty or defective Tenant’s Property; or

11.3.6              any breach of this Lease by the Tenant (in particular, all of the essential terms stated in clause 16.1),

except to the extent that the relevant damage, injury or loss was caused by any negligence of the Landlord.

11.4                                Independence

Each indemnity is independent from the Tenant’s other obligations and continues during this Lease and after it expires or is terminated. The Landlord may enforce an indemnity before incurring expense.

12.                                       Insurances

12.1                                Insurance Policies - Public Risk

The Tenant must have current throughout the Term:

12.1.1              a public risk insurance policy containing terms that are commonly used by reputable insurers in the State of New South Wales; and

12.1.2              for the amount of $20,000,000.00 in respect of any single event or accident or for such higher amount as the Landlord (acting reasonably) may require at any time.

12.2                                Insurance Policies - other

The Tenant must have current throughout the Term:

12.2.1              a plate glass insurance policy in respect of all plate glass forming part of the Premises for its replacement value;

12.2.2              an industrial special risks insurance policy for the usual risks and covering all of the Tenant’s Property and stock in trade in the Premises; and

12.2.3              a workers’ compensation insurance policy required by law.

12.3                                Insurance requirements

All insurance policies (other than the workers compensation insurance policy) the Tenant must have current throughout the Term must:

12.3.1              be established with one or more insurance companies which are respectable, reputable and financially sound, approved by the Landlord (such approval not to be unreasonably withheld);

12.3.2              note the interests of the Landlord;

12.3.3              cover the Landlord’s and Tenant’s interests;

12.3.4              not be varied or cancelled without the prior approval of the Landlord;

12.3.5              be on terms that are acceptable to the Landlord (acting reasonably); and

12.3.6              if requested by the Landlord, include the interest of any mortgagee.

12.4                                Evidence

12.4.1              No later than 10 Business Days after any request by the Landlord, the Tenant must provide to the Landlord with a certificate of currency (or such other evidence as the Landlord may reasonably require) for any insurance that must be established and maintained under this Lease:

12.4.2              The Tenant must promptly give to the Landlord notice of:

(a)                                 the Tenant’s intention to cancel, replace or alter any insurance effected by the Tenant in accordance with this clause;

(b)                                 any notice or correspondence received by the Tenant from an insurer indicating its intention to cancel or materially alter any of those insurances;

(c)                                  the occurrence of any fact or event which may not be known to the Landlord and:

(i)                                     may give rise to a claim against the Landlord or the Tenant, which may be covered by any one of those insurances;

(ii)                                  may prejudice the entitlement to claim under any of those insurances; or

(iii)                               should be disclosed to the insurer and may affect its decision to continue to insure the Tenant or the risk.

13.                                       Assignment

13.1                                No sublease, mortgage etc

Without the Landlord’s prior consent, the Tenant must not:

13.1.1              grant any licence or concession in respect of the Premises;

13.1.2              part with possession of the Premises; or

13.1.3              mortgage, charge or encumber the Tenant’s interest in this Lease.

13.2                                Grounds for the Landlord withholding consent to an assignment

Without the Landlord’s prior consent such consent not being unreasonably withheld the Tenant must not assign this Lease. The Landlord is entitled to withhold consent to an assignment if:

13.2.1              the proposed assignee intends to change the use of the Premises;

13.2.2              the proposed assignee does not have in the opinion of the Landlord sufficient financial resources to meet its obligations under this Lease; or

13.2.3              the requirements set out in clause 13.3 are not satisfied.

13.3                                Landlord’s consent to assignment

The Landlord’s consent to an assignment does not take effect unless and until:

13.3.1              a deed in a form and containing such provisions as are reasonably required by the Landlord is entered into by the Tenant, the proposed assignee, the Landlord and any incoming or outgoing guarantors;

13.3.2              any arrears of Rent or other moneys due but unpaid under this Lease at the time of the assignment have been paid;

13.3.3              the proposed assignee delivers to the Landlord any lease security that is reasonably required by the Landlord; and

13.3.4              all reasonable costs incurred by the Landlord in relation to the proposed assignment of this Lease are paid by the Tenant (whether or not the proposed assignment proceeds to completion).

13.4                                Sublease

The Tenant must not enter into any sublease of the whole or any part of the Premises without the prior consent of the Landlord such consent not being unreasonably withheld. The Landlord is entitled to withhold consent to a sublease if:

13.4.1              the proposed sublessee intends to change the use of the Premises;

13.4.2              a deed in a form and containing such provisions as are reasonably required by the Landlord is not entered into by the Tenant, the proposed sublessee, the Landlord and any incoming guarantors of the sublessee;

13.4.3              any arrears of Rent or other moneys due but unpaid under this Lease at the time of the granting of the sublease have not been paid;

13.4.4              all reasonable costs incurred by the Landlord in relation to the proposed sublease and the granting of the consent of the Landlord have not been paid by the Tenant;

13.4.5              the rent to be paid under the sublease is not in the reasonable opinion of the Landlord market rent at the date of the granting of the sublease (unless the Tenant provides written confirmation to the Landlord that the rent to be paid under the sublease is below the current market rent) or in the reasonable opinion of the Landlord the sublease is not otherwise on reasonable terms and conditions including that the term of the sublease must expire no later than the termination of this Lease; and

13.4.6              the sublease does not provide that the term of the sublease will terminate if the Lease terminates.

13.5                                Restriction on transfer of shares

13.5.1              If the Tenant is a corporation (other than a corporation listed on the Australian Stock Exchange (ASX)), a change in effective control of the Tenant (by way of change in 51 % or more of the shareholding ownership or otherwise) is deemed to be an assignment of this Lease, to which clauses 13.2 and 13.3 apply. The Landlord’s decision as to whether there has been a change in effective control of the Tenant is decisive. For the voidance of doubt, a change in effective control of the parent or holding company of the Tenant does not constitute a change in effective control of the Tenant, and is therefore not deemed to be an assignment of this Lease to which clauses 13.2 and 13.3 apply.

13.5.2              If the Tenant is a corporation listed on the ASX, then before delisting the Tenant must:

(a)                         notify the Landlord of the delisting; and

(b)                         deliver to the Landlord such lease security as the Landlord may reasonably require.

14.                                       Damage

14.1                                Damage consequences

If the Building or the Premises are damaged or destroyed and as a result the Tenant’s ability to access or use the Premises are diminished:

14.1.1              subject to clause 14.4, the Landlord must reduce the Rent and other moneys payable under this Lease by a reasonable amount having regard to the nature and extent of the damage or destruction until this Lease comes to an end or the Premises are again fit for use;

14.1.2              the Tenant must continue to occupy and use any part of the Premises that remains useable, safe and accessible, and comply with this Lease to the extent possible; and

14.1.3              subject to clause 14.4, the Tenant may give a notice to the Landlord asking for the damage or destruction to be repaired.

14.2                                Landlord entitlements

14.2.1              If the Building or the Premises are damaged or destroyed the Landlord:

(a)                                 may (but is not obliged to) repair the damage or destruction;

(b)                                 must give the Tenant a notice within 3 months of the damage or destruction notifying whether the Landlord intends to repair or rebuild the damage or destruction as the case may be; or

(c)                                  may terminate the Lease by giving the Tenant not less than 1 month’s notice expiring on any day where the Landlord forms the opinion that the repair of the damage or destruction is impracticable or undesirable.

14.2.2              The Landlord is not liable to pay any compensation to the Tenant if the Building or the Premises are damaged or destroyed or if the Lease is ended as a result.

14.3                                Tenant’s entitlements

Subject to clause 14.4, the Tenant may terminate this Lease by giving the Landlord not less than 1 month’s notice expiring on any day if the Landlord gives the Tenant a notice under clause 14.2.1(b) and fails to repair the damage or destruction within a reasonable time after having given that notice.

14.4                                Limitation on the Tenant’s entitlements

Despite anything else contained in this Lease, the Tenant is not entitled to give notices under clauses 14.1.3 and 14.3 if:

14.4.1              the damage or destruction or loss of access has been caused or contributed to by any act or omission of the Tenant; or

14.4.2              as a consequence of the act or omission of the Tenant any policy or policies of insurance relating to the Building are voided or payment of monies under any policy or policies of insurance effected on the Building is refused by the insurer, in which event the Landlord is entitled to recover damages from the Tenant for that damage, destruction, loss, act or omission even if this Lease is terminated.

14.5                                Resumption

Either the Landlord or the Tenant may terminate this Lease by giving the other party not less than 1 month’s notice expiring on any day if a governmental agency resumes the Premises or the Building (or any part of them) and in doing so makes the Premises unfit for the Tenant’s use. The Landlord is not liable to pay the Tenant any compensation because of resumption but the Tenant may make its own claim for compensation from the resuming authority.

15.                                       Expiry or termination of term

15.1                                Tenant to yield up and remove its fittings

On the earlier of the Terminating Date and the date on which this Lease is terminated, the Tenant must return the Premises to the Landlord clean and in good repair and condition having regard to fair wear and tear and their condition at the commencement of the Term, or the term of the initial lease if this Lease is a renewal under an option, with all moveable furnishings and equipment of the Tenant removed but the Tenant shall not otherwise be required to undertake any make good and the Tenant’s Property will otherwise become the property of the Landlord. The Tenant must ensure that any of the Tenant’s Property is not subject to any financial encumbrance.

15.2                                Tenant not to cause damage

15.2.1              The Tenant must:

(a)                                 use its best endeavours not to cause or contribute to any damage to the Premises in the removal of the Tenant’s moveable furnishings and equipment, and make good any damage; and

(b)                                 leave the Premises in a clean state and condition.

15.2.2              If the Tenant fails to comply with clause 15.2.1, the Landlord may undertake that work in the Premises at the cost of and as agent for the Tenant and recover from the Tenant the cost to the Landlord of doing so as a liquidated debt payable on demand.

15.3                                Failure by Tenant to remove Tenant’s moveable furnishings and equipment

If the Tenant fails to remove the Tenant’s moveable furnishings and equipment as required by clause 15.1, or in the event of determination under clause 16, the Landlord may:

15.3.1              cause the Tenant’s moveable furnishings and equipment to be removed and stored in the manner the Landlord in its absolute discretion thinks fit at the risk and at the cost of the Tenant; or

15.3.2              treat the Tenant’s moveable furnishings and equipment as if the Tenant had abandoned its interest in them and they had become the property of the Landlord, and deal with them in the manner the Landlord thinks fit without being liable in any way to account to the Tenant for them.

15.4                                Tenant to indemnify and pay Landlord’s costs

The Tenant:

15.4.1              indemnifies the Landlord for:

(a)                                 the removal and storage of the Tenant’s moveable furnishings and equipment; and

(b)                                 all Demands which the Landlord may suffer or incur at the suit of any person (other than the Tenant) claiming an interest in the Tenant’s moveable furnishings and equipment by reason of the Landlord acting in any manner permitted under clause 15.3; and

15.4.2              must pay to the Landlord as a liquidated debt on demand any costs incurred by the Landlord in exercising its rights under clause 16, including any excess of costs over money received in the disposal of the Tenant’s moveable furnishings and equipment under clause 15.3.

16.                                       Default

16.1                                Essential terms

Each obligation of the Tenant under this Lease to pay money and to provide security to the Landlord and its obligations under clauses 9.1, 9.3, 9.4, 10.1, 11.3, 12.1, 13.1, and 19 are essential terms of this Lease. Other obligations under this Lease may also be essential terms.

16.2                                Default events

It is default under this Lease if:

16.2.1              the Tenant repudiates its obligations under this Lease;

16.2.2              the Tenant does not comply with any Tenant’s Obligations or any term of this Lease (whether or not it is an essential term) and, in the Landlord’s reasonable opinion:

(a)                                 the non-compliance can be remedied, but the Tenant does not remedy it to the Landlord’s reasonable satisfaction within a reasonable time after the Landlord gives the Tenant notice to remedy it;

(b)                         the non-compliance cannot be remedied or compensated for;

(c)                                  the non-compliance cannot be remedied but the Landlord can be compensated and the Tenant does not pay the Landlord compensation satisfactory to the Landlord for the breach within 10 Business Days after the Landlord gives the Tenant notice to pay it; or

16.2.3              an Insolvency Event occurs for the Tenant or any Guarantor.

16.3                                Consequences of default

If there is default under this Lease, the Landlord may (in addition to any rights it otherwise has at law):

16.3.1              terminate this Lease by notice to the Tenant or re-entering the Premises;

16.3.2              re-enter and take possession of the Premises;

16.3.3              remedy the breach at the Tenant’s expense and enter and remain on the Premises for this purpose;

16.3.4              use any lease security (including any Bank Guarantee) held by the Landlord to recover any loss suffered by the Landlord because of the default; and

16.3.5              recover from the Tenant or the Guarantor any cost, loss or liability suffered by the Landlord because of the default.

16.4                                Recovery of loss

If the Landlord terminates this Lease and re-enters and takes possession of the Premises, the Landlord may recover from the Tenant or any Guarantor:

16.4.1              all arrears of money payable by the Tenant up to the date of termination;

16.4.2              interest owing on any money due but unpaid;

16.4.3              all costs (including the Landlord’s administration and legal costs) incurred by the Landlord in rectifying any default and/or enforcing any rights or security;

16.4.4              all costs incurred by the Landlord in connection with any failure of the Tenant to comply with clause 15 or locating a new tenant or both; and

16.4.5              the difference between the money that would have been payable under this Lease to the Landlord from the date of termination until the Expiry Date, and any money the Landlord actually receives or reasonably anticipates that it is likely to receive as rent from another lessee of the Premises for that part of the Term that had not expired at the date of termination.

16.5                                No restriction or waiver

The rights and entitlements conferred on the Landlord by this clause 16 or otherwise at law or their exercise:

16.5.1              do not restrict or prevent the Landlord from recovering loss or damage from the Tenant or from any security provided by or on behalf of the Tenant or from exercising any other right or remedy which the Landlord has or may acquire; and

16.5.2              are not adversely affected by:

(a)                                 granting the Tenant any concession, indulgence, forbearance or time to pay;

(b)                                 any compounding or compromise reached or attempted to be reached with the Tenant;

(c)                                  any acceptance of any moneys by the Landlord whether paid by the Tenant or by any other person;

(d)                                 any postponement non exercise or alteration of any right or remedy available to the Landlord;

(e)                                  any alteration to this Lease agreed by the Landlord; or

(f)                                   the Landlord re taking possession of the whole or any part of the Premises by any means.

17.                                       Rules

17.1                                Tenant to comply with the Rules

17.1.1              The Tenant must comply with the Rules and cause persons under its control to comply with the Rules.

17.1.2              Any failure to comply with the Rules constitutes a breach of this Lease as if the Rules were contained in it as covenants with the Landlord.

17.2                                Landlord Not Liable for Loss or Damage

The Tenant acknowledges that the Landlord is not liable for any loss or damage caused by any failure on the Landlord’s part to enforce the Rules against any other person who may be bound by them in the Building.

17.3                                Landlord’s Right to Amend Rules

17.3.1              The Landlord reserves the right at any time to amend, add to, cancel or suspend the Rules as they exist from time to time.

17.3.2              Any change to the Rules will not bind the Tenant until the Landlord gives notice of the change to the Rules to the Tenant. No Rule or any change to the Rules will bind the Tenant if they are inconsistent with or derogate in a material way from the Tenant’s rights under this Lease.

18.                                       Guarantee

Deleted.

19.                                       Bank guarantee

19.1                                Definitions

In this clause:

Account means an interest bearing account in a Bank held on trust for the Landlord and the Tenant.

Bank means a bank holding an Australian Banking Licence carrying on business in Sydney.

Bank Guarantee means an unconditional, enforceable and irrevocable undertaking from the Bank:

19.1.1              in a form reasonably approved by the Landlord;

19.1.2              in favour of the Landlord;

19.1.3              with no expiry date or an expiry date no earlier than 66 months after the Commencement Date; and

19.1.4              stating that the bank guarantee is security for the Tenant’s obligations under the Lease of the Premises.

Initial Amount means the amount stated in Item 12(a).

Payment means unconditional payment by the Bank to the Landlord.

Security Amount means the amount equal to the number of months’ Rent stated in Item 12(b) and at the Commencement Date is the amount stated in Item 12(a).

19.2                                Bank Guarantee

if, pursuant to the terms of this Lease, the Tenant is required to provide to the Landlord a Bank Guarantee, the Tenant must deliver to the Landlord on or before execution of this Lease a Bank Guarantee securing payment of the Initial Amount.

19.3                                Security Amount

At all times during the Term, the Landlord is entitled to hold a Bank Guarantee(s) securing Payment of the Security Amount.

19.4                                Further or Replacement Bank Guarantee

If, pursuant to the terms of this Lease the Landlord has drawn down on the Bank Guarantee, within 20 Business Days of the Landlord’s written notice to the Tenant, the Tenant must deliver to the Landlord an additional or replacement Bank Guarantee so that the Landlord holds a Bank Guarantee(s) securing Payment of the Security Amount.

19.5                                Payment of the Security Amount

19.5.1              The Security Amount or any part thereof as determined from time to time by the Landlord but not exceeding in aggregate the Security Amount, is payable to the Landlord upon failure by the Tenant to duly and punctually pay Rent or other monies reserved by this Lease or for the Tenant’s failure, breach, non-performance or non-observance of any of its obligations under this Lease.

19.5.2              The Landlord must use the amount drawn down from the Bank Guarantee to rectify the Tenant’s breach of this Lease.

19.5.3              Payment to the Landlord of all or part of the Security Amount is without reference by the Bank to the Tenant and notwithstanding notice from the Tenant to the Bank not to pay the Landlord.

19.6                                No Waiver

19.6.1              Notwithstanding anything express or implied to the contrary, acceptance of the Bank Guarantee or payment thereunder shall not thereby affect or limit the rights of the Landlord hereunder or operate as a waiver of the Tenant’s failure to rectify a breach, non-performance or non-observance.

19.6.2              Any part of the Bank Guarantee so paid and determined by the Landlord to be in excess of the Landlord’s loss, damages and expenses by reason of the Tenant’s aforesaid failure, breach, non-performance or non-observance shall be accounted for to the Tenant.

19.7                                Make Good

If, upon the Tenant vacating the Premises, the Tenant has satisfied its obligations under clause 15 of this Lease and is not in default of any of its other obligations under this Lease and the Landlord is not required to draw down on the Bank Guarantee to rectify the Tenant’s default the Landlord shall promptly release the Bank Guarantee to the Tenant.

19.8                                Assignment

If during the term of this Lease the Landlord transfers its ownership in the Building and the Landlord provides a notice to the Tenant requiring a replacement Bank Guarantee in favour of the new lessor the Tenant must do all things necessary to effect the same within 30 Business Days of the Landlord serving such notice.

20.                                       General

20.1                                Notices

20.1.1              A notice or other communication required or permitted, under this Lease, to be given to a person may be given in accordance with section 170 of the Conveyancing Act, 1919.

20.1.2              Any notice or communication to the Tenant must be sent to the attention of the Tenant’s General Counsel.

20.2                                Amendment

This Lease may only be varied or replaced by a deed duly executed by the Parties.

20.3                                Entire understanding

This Lease contains the entire understanding between the Parties as to the subject matter contained in it. All previous agreements, representations, warranties, explanations and commitments, expressed or implied, affecting this subject matter are superseded by this Lease and have no effect.

20.4                                Further assurance

Each Party must promptly execute and deliver all documents and take all other action necessary or desirable to effect, perfect or complete the transactions contemplated by this Lease.

20.5                                Waiver and exercise of rights

A single or partial exercise or waiver of a right relating to this Lease does not prevent any other exercise of that right or the exercise of any other right. No Party will be liable for any loss or expenses incurred by another Party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

20.6                                No relationship

No Party to this Lease has the power to obligate or bind any other Party. Nothing in this Lease will be construed or deemed to constitute a partnership, joint venture or employee, employer or representative relationship between any of the Parties.

20.7                                Survival and enforcement of indemnities

Each indemnity in this Lease is a continuing obligation, separate and independent from the other obligations of the Parties and survives termination of this Lease. It is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Lease.

21.                                       Option to renew

21.1                                Conditions for grant of further term

The Landlord offers a renewal of this Lease to the Tenant on the terms specified in this clause 21.1 which the Tenant must strictly accept in accordance with this clause 21.1, otherwise this offer will lapse. The Tenant may only accept this offer and exercise the option if:

21.1.1              the Tenant gives the Landlord a notice stating that it wants a new lease of the Premises for the option term specified in Item 13(a);

21.1.2              the Landlord receives that notice within the period beginning on the day that is 12 months before the Expiry Date and ending on the day that is 6 months before the Expiry Date;

21.1.3              when the Tenant gives that notice, and from that time until the Expiry Date, the Tenant is not in breach of this Lease or if in breach, that breach has been waived;

21.1.4              if this Lease is guaranteed by the Guarantor, the renewal of this Lease is conditional on the Guarantor under this Lease providing a further guarantee for the option term; and

21.1.5              if under this Lease, the Tenant must provide a Bank Guarantee, the renewal of this Lease is conditional upon the Tenant providing before the Expiry Date under this Lease a Bank Guarantee for the Security Amount which will be required under the new lease but if by that date the Rent has not been agreed or determined, the Landlord must continue to hold the current Bank Guarantee and the Tenant must provide a new Bank Guarantee once the new Rent is agreed or determined but if the new Rent has not been agreed or determined by any expiry date in the current Bank Guarantee, the Tenant must provide the Landlord with a replacement Bank Guarantee with an extended expiry date of no less than 6 months at all times until the new Rent is agreed or determined and the new Bank Guarantee provided.

21.2                                Terms of new lease

The new lease is to be on terms similar to this Lease except that:

21.2.1              Clause 21 shall be deleted and Item 13 shall provide, “Not applicable”;

21.2.2              the Term, the Commencement Date and the Expiry Date will be changed to the date of commencement and expiration of the further term respectively;

21.2.3              the Rent from the commencement date of the new lease is the current market rent of the Premises to be determined in accordance with clause 6.4 as if the commencement date of the new lease is a Rent Review Date on which a market rent review was to be conducted;

21.2.4              the Base Year stated in Item 9(b) is updated to the Outgoings Year current as at the time at which the market rent review is being conducted if a market rent review is conducted to determine the Rent payable at the beginning of the new lease;

21.2.5              the new lease must reflect any variations to this Lease which became effective during the Term;

21.2.6              clause 24 will be deleted;

21.2.7              the amount to be inserted in Item 12(a) will be the Security Amount;

21.2.8              in the definition of Bank Guarantee in clause 19.1 “66” shall be changed to “44”;

21.2.9              Item 7A will be amended to provide that the Rent Commencement Date shall be the Commencement Date.

21.3                                Bank Guarantee

If the Bank Guarantee furnished by the Tenant under clause 21.1.5 is greater or lesser than the Security Amount as provided in the new lease either Party may require the other to exchange the Bank Guarantee furnished under clause 21.1.5 with a new Bank Guarantee which is for the Security Amount as provided in the new lease.

22.                                       Service charges for operation outside Normal Business Hours

If the Tenant uses the Premises outside Normal Business Hours and requests use of a Service provided by the Landlord during those hours the Landlord must:

22.1.1              use its reasonable endeavours to supply the requested Service; and

22.1.2              apportion to the Tenant the costs and expenses incurred by the Landlord in connection with the supply of the requested Service and give the Tenant an invoice for such costs and expenses. The Tenant must pay any such invoice according to its terms.

23.                                       Air Conditioning Plant and Elevators

23.1                                Operational

23.1.1              The Landlord must use its reasonable endeavours to ensure that the Air Conditioning Plant and the Elevators are working and reasonably available for the use during Normal Business Hours and during such other hours as the Landlord may reasonably determine from time to time.

23.1.2              The Tenant must at all times:

(a)                                 comply with and observe the Landlord’s reasonable requirements for the use of the Air Conditioning Plant or Elevators or both; and

(b)                                 not do nor allow anything to be done which might interfere with or impair the efficient operation of the use of the Air Conditioning Plant or Elevators or both.

23.1.3              After having been given reasonable notice (except in the case of an emergency when no notice is required), the Tenant must allow the Landlord and the persons authorised by the Landlord to enter the Premises at any time to examine, maintain and repair or install or replace all or any of the Air Conditioning Plant or the Elevators.

23.2                                No Warranty

The Landlord does not in any way warrant that the Air Conditioning Plant or the Elevators or both are or will remain suitable or adequate for any of the purposes of the Tenant. To the fullest extent permitted by law all warranties as to suitability and as to adequacy are expressly negatived.

23.3                                No liability

This clause 23 imposes no liability on the Landlord because of any delays or stoppages in the operation of the Air Conditioning Plant or the Elevators due to repairs, maintenance, strikes, accidents or any other unavoidable cause provided that the City has used all reasonable endeavours to have the Air Conditioning Plant and the Elevators operational as soon as practicable.

23.4                                Service charges for operation outside Normal Business Hours

If the Tenant uses the Premises outside Normal Business Hours and requests use of the Air Conditioning Plant or the Elevators or both during those hours the Landlord may:

23.4.1              use its reasonable endeavours to make available for use the Air Conditioning Plant or the Elevators or both; and

23.4.2              apportion to the Tenant any costs and expenses incurred by the Landlord in connection with the supply of the Air Conditioning Plant or the Elevators or both and give the Tenant an invoice for such costs and expenses. The Tenant must pay any such invoice according to its terms which must be reasonable.

24.                                       Rental rebate

24.1                                Personal right

The Parties agree that the provisions contained under this clause 24 only apply whilst Atlassian Pty Ltd ACN 102 443 916 is the Tenant under this Lease.

24.2                                Rental rebate

24.2.1              Despite any other provision in this Lease to the contrary, during the Term (but excluding any period of holding over) the Landlord will provide to the Tenant a Rent rebate of $1,874,104.26 to be allowed by equal monthly instalments commencing on the instalment of Rent due on the Rent Commencement Date of $36,040.47 (Rebate) being a period of 52 months. The Rent-free period under Item 7A will be taken into account in determining any repayment under clause 24.2.2.

24.2.2              If this Lease is terminated prior to the Expiry Date due to a default by the Tenant under clause 16.2 the Tenant must repay the Rebate and the value of the Rent-free period to the Landlord on a pro rata basis calculated in accordance with the following formula:

R = A x (B/C)

Where:

R =                             the amount to be repaid by the Tenant

A =                             the total Rebate paid by the Landlord up to the date that this Lease is terminated either as Rent-free or as a Rebate under clause 24.2.1

B =                             the number of days from the date that the Lease is terminated to the Expiry Date

C =                             the number of days in the Term.

24.2.3              If the Tenant breaches an essential term of this Lease, the Landlord may, in its discretion cease to allow the Rebate and if applicable any Rent-free from the date of the breach of the essential term until the Tenant has rectified that breach.

25.                                       Green leasing provisions

25.1                                Cooperation to implement environmental efficiencies

The Landlord and Tenant acknowledge and agree that they will:

25.1.1              cooperate to ensure the ongoing use and operation of the Building minimises environmental impacts and the Building and the Premises are managed in a way which is as sustainable and efficient as is reasonably possible for energy and water usage, greenhouse gas emission and waste generation in accordance with the environmental targets contained within Sustainable Sydney 2030 being the policy of the Council of the City of Sydney as published by the City from time to time;

25.1.2              consult with each other on issues and circumstances that may enhance the environmental performance of the Building and consider undertaking all such opportunities which are expected to have a positive impact on the work environment (subject to an analysis of costs and benefits);

25.1.3              constructively consult with each other on issues or circumstances that may detract from the improvement of the environmental performance of the Building; and

25.1.4              agree on targets and strategies for the Buliding to:

(a)                                 promote the efficient use of resources in the Building;

(b)                                 reduce energy and water use;

(c)                                  improve waste management by maximising recycling and composting; and

(d)                                 support a healthy internal environment by minimising reliance on mechanical heating, cooling and lighting systems.

25.2                                NABERS

The Landlord may at its cost establish (where applicable) a National Australian Built Environment Rating System (NABERS) certification for the Building, and will endeavour to continually improve the Building’s NABERS rating towards an optimal performance.

25.3                                NABERS rating

The Landlord will keep the Tenant informed of the NABERS rating of the Building and of any initiatives being considered by the Landlord, from time to time, to improve the environmental performance of the Building.

25.4                                Landlord upgrades

The Landlord will provide reasonable environmental endeavours with regard to maintaining and upgrading the Building including any capital works upgrades of the Building (including services, systems, plant and equipment) so as to effectively manage energy consumption in the Building and achieve energy consumption improvements in the Building.

25.5                                Tenant use of water and power

The Tenant will at its cost, use reasonable endeavours to limit energy and water consumption, and provide to the Landlord any information necessary or reasonably required by the Landlord to report on the environmental status of the Building.

25.6                                Fit out efficiency

The Tenant will at its cost, incorporate energy, water and indoor environmental quality performance criteria into the fit out design and equipment selection that support green leasing principles.

25.7                                Apply when City of Sydney is the Landlord

These green leasing provisions only apply whilst the City of Sydney is the Landlord. A subsequent landlord may adopt all or some of the above provisions of this Lease by giving written notice to the Tenant.

25.8                                Failure to comply not an event of default

The Landlord and the Tenant acknowledge and agree that the compliance by the Tenant with this clause 25 is not mandatory and a failure by the Tenant to do so will not be considered to be a breach or default of the lease by the Tenant however the Tenant will at all times use reasonable and best endeavours to comply with this clause 25 subject to the costs to or the obligations on the Tenant in doing so not being unreasonably excessive or onerous as reasonably determined by the Tenant.

26.                                       Heritage Listed Building

26.1.1              The parties acknowledge that the Building is listed in the State Heritage Register and that the provisions of the Heritage Act 1977 (NSW) apply to the Building.

26.1.2              In addition to any other provision set out in this Lease, the Tenant must obtain the Consent of the Heritage Branch of the Department of Planning in accordance with the Heritage Act 1977 (NSW) to any Proposed Work to the Premises and pay all associated Costs, including any Costs incurred by the Landlord of and incidental to the same.

26.1.3              The Tenant covenants to abide by all restrictions, directions, requirements or Orders which may be made by the Heritage Branch of the Department of Planning or otherwise pursuant to the Heritage Act 1977 (NSW) in connection with the Premises, Building or Land and hereby releases the Landlord.

26.1.4              The Tenant covenants that it has obtained the Consent of the Heritage Branch of the Department of Planning to undertake its business from the Premises in accordance with the Permitted Use.

27.                                       Possible entry 341 George Street

The Landlord acknowledges that the Tenant has requested that the Landlord consider any application by the Tenant to achieve a direct entry from one level of the Premises to the adjoining building 341 George Street, Sydney. The Landlord will reasonably consider any such request including but not limited to:

27.1.1              the Tenant obtaining any necessary development approval from the Landlord acting in its statutory capacity;

27.1.2              the premises within 341 George Street, Sydney to which access will be obtained being held under a lease by the Tenant and no other party;

27.1.3              the works being undertaken at the entire expense of the Tenant;

27.1.4              the specifications for the works being approved by the Landlord exercising reasonable discretion but which will include the requirement of certifications by a structural engineer that the works will not damage the integrity of the Building and be capable of being reinstated without any ongoing damage to the Building;

27.1.5              the Tenant producing the consent of the landlord of 341 George Street to the works and that owner and the Landlord entering into such separate deed as either may require in relation to the works; and

27.1.6              the works being made good at the expense of the Tenant to such reasonable specifications as required by the Landlord and to be completed prior to the Expiry Date or earlier termination of this Lease or prior to the date that the adjoining premises in 341 George Street cease to be held under a lease by the Tenant.

Rules

1.                                      The Tenant must not in any way obstruct or permit the obstruction of the pavement entry, arcade, vestibules, corridors, passages, halls, elevators, stairways, fire doors and escape doors relating to the Building or use them or any of them for any purposes other than for ingress and egress.

2.                                      The Tenant must not cover or obstruct the floors, skylights, glazed panels, ventilators and windows that reflect or admit light or air into passageways or into part of the Building.

3.                                      The Tenant must not inscribe, paint, display or affix any sign, advertisement, name, flagpole, flag or notice on any part of the outside or inside of the Building except with the consent of the Landlord and then only of such colour, size and style and in such place or places as shall be first approved by the Landlord.

4.                                      No window blinds, no window screens or awnings shall be erected without the consent of the Landlord.

5.                                      Except with the consent of the Landlord no musical instruments shall be played in or about the Building, but this Rule shall not prohibit the Tenant from playing background recorded music or music associated with the Permitted Use provided that the volume is kept at a level which does not cause a nuisance or annoyance to other tenants or users of the Building.

6.                                      The Tenant must not throw anything out of the windows or doors or down the elevator shafts, passages or skylights or into any light areas of the Building or deposit waste paper or rubbish anywhere except in proper receptacles or place upon any sill, ledge or other like part of the Premises or Common Areas any article or substance.

7.                                      The Tenant must not use any method of lighting, cooling or heating other than as prescribed and fixed by the Landlord and under special arrangement made by the Landlord for such purpose and shall not cook within the Premises except within a designated kitchen area.

8.                                      The Tenant will use or permit to be used for the receipt, delivery or other movement of any goods, wares or merchandise or articles of bulk or quantity only such parts of the Premises and the Common Areas for such purposes and at such times as the Landlord may from time to time permit and the Tenant will generally comply with all reasonable requirements of the Landlord in regard to such matters.

9.                                      The Tenant must not leave any doors or windows unlocked or unfastened when the Premises are left unoccupied and the Landlord reserves the right for a person authorised by the Landlord to enter the Premises and fasten the same if left insecurely fastened.

10.                               The Landlord will at the expense of the Tenant provide keys for locks on doors or other openings of the Premises and 250 security cards or keys and the Tenant will return to the Landlord on the termination of the Lease all such keys and security cards whether the same have been supplied by the Landlord or otherwise acquired by the Tenant and must not permit the same at any time to come into the possession of any person other than the Tenant. The Tenant shall not alter the combination of any locks of the Premises.

11.                               Any additional access cards or any card required to replace a lost or damaged card will be charged at $50.00 per card.

12.                               The Tenant must not use or permit to be used Common Areas for any business or commercial purpose or for the display or advertisement of any goods or services or generally for any purpose other than a purpose for which the same was intended or provided.

13.                               Without the consent of the Landlord no nails, screws or hooks shall be driven into any parts of the Building excluding the partitions therein of the Tenant nor shall any explosive power driven method of fixing articles to ceilings, walls or floors be used without the consent of the Landlord.

14.                               The Landlord shall be entitled to close the front doors of and any other entrances to the Building and keep the same closed and locked after the hours of 6.00 pm on weekdays and before the hour of 8.00 am on weekdays except on Saturdays, Sundays and public holidays when the Landlord may keep such doors and entrances closed all day. The Tenant shall be entitled to access the Building and the Premises 24 hours per day, 7 days per week by use of the security card/keys referred to in Rule 10. The Tenant shall adhere to all reasonable security precautions required by the Landlord from time to time.

15.                               The Tenant must comply with the Landlord’s reasonable security procedures for access to the Building as advised to the Tenant from time to time.

16.                               The Landlord may close the Building due to riots, civil disturbance, demonstrations or any other cause which in the opinion of the Landlord endangers or may endanger the Building or any persons in or on the Building.

17.                               The Tenant must appoint a floor warden for the Premises and must ensure that the Tenant and persons under its control are fully aware of all safety and emergency procedures for the Building. The Tenant must comply with any practice or test procedures and drills from time to time arranged or required by the Landlord in connection with the emergency and evacuation procedures for the Building.

Signing Page

Executed as a deed

Landlord’s signature

Certified correct for the purposes of the Real Property Act 1900 by the person(s) named below who signed this instrument pursuant to the power of attorney specified

SIGNED SEALED AND DELIVERED on
behalf of Council of the City of Sydney by its
duly appointed attorney under power of
attorney registered in the office of the Registrar
General (NSW) No. 994 Book 4572,
in the presence of:		Signature of attorney :	/s/ Marcia Claire Doheny

Signature:	/s/ Heather Turner	Full name of attorney:	MARCIA CLAIRE DOHENY

Name:	HEATHER TURNER
456 KENT STREET
Address:	SYDNEY NSW 2000
PLEASE PRINT

Witness

Tenant’s signature

Certified correct for the purposes of the Real Property Act 1900 by the person(s) named below who signed this instrument pursuant to the authority specified

EXECUTED by Atlasslan Pty Ltd
ACN 102 443 916 in accordance with section
127 of the Corporations Act 2001:

Signature:	/s/ Scott Farquhar	Signature:	/s/ Mike Cannon-Brookes

Name:	Scott Farquhar	Name:	Mike Cannon-Brookes
	PLEASE PRINT		PLEASE PRINT

Director		Director*
* Delete as appropriate